Exhibit (c)(6)

STRICTLY PRIVATE AND CONFIDENTIAL
BOARD DISCUSSION MATERIALS
Project Baseball
November 8, 2016
J.P.Morgan

BOARD DISCUSSION MATERIALS
C O N F I D E N T I A L
This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan.
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J.P.Morgan

BOARD DISCUSSION MATERIALS
C O N F I D E N T I A L
Agenda
Page
Review of Braves current proposal 1
Royals implied valuation analysis 7
Braves implied valuation analysis 15
Combination analysis 19
Illustrative Braves financing considerations 30
Strategic alternatives and other deal considerations 33
Appendix 35
J.P.Morgan

CONFIDENTIAL

Summary of Braves' October 20th proposal to acquire the remaining shares not currently owned in Royals

Proposed purchase price	■ $24.13 in cash and 0.5502x Braves shares per Royals share ■ Stock consideration represents $32.37 per Royals share based on Braves' share price of £48.03 and a £/$ exchange rate of 1.2250 as of October 20, 2016 and, together with cash consideration, results in a total purchase price of $56.50 per Royals share
Consideration	■ Based on above October 20 data: ■ $47 billion of total consideration to Royals shareholders for the remaining 57.8% ■ Consideration comprised of $20 billion in cash and $27 billion in Braves shares
Implied premium & valuation	■ 20% premium to Royals' closing share price on October 20, 2016 of $47.17 per share ■ An implied firm value of $93bn, which, based on reported September 30, 2016 LTM EBITDA, represents a FV/EBITDA multiple of 16.3x according to Braves' proposal
Transaction rationale	■ Per Braves' October 20, 2016 proposal and October 21 press release, the transaction creates a stronger, truly global tobacco and Next Generation Products company with: ■ A leading position in the US market, the largest global profit pool (ex-China) with strong growth dynamics ■ A significant presence in high growth emerging markets together with the most attractive developed markets ■ A unique portfolio of brands combined with joint Next Generation Products ("NGP") and R&D capabilities ■ Accretive to earnings in the first year and accretive to dividends per share
Synergies	■ Braves estimated cost synergies of $400mm associated with the proposed merger
Proposed capital structure & financing sources	■ Braves stated its commitment to maintaining an investment grade credit rating for the combined company, using a combination of existing cash, new bank credit lines and the issuance of new bonds for the cash portion of the consideration ■ Proposal not subject to any financing condition; Braves has received a highly confident letter from Deutsche Bank indicating that Braves will be able to obtain financing commitments for the cash portion of consideration; UBS is also an advisor to Braves
Approval process	■ The proposed merger is subject to the endorsement of Royals' independent directors (who are not designated by Braves) and approval by Braves shareholders as well as a majority of the votes cast by holders of Royals shares not owned by Braves

Source: Braves' letter to the Royals Board of Directors dated 10/20/16 and Braves' October 21, 2016 press release

REVIEW OF BRAVES CURRENT PROPOSAL
1
J.P.Morgan

CONFIDENTIAL

Implied valuation summary of Braves' October 20th proposal

	Royals			Braves
	Royals unaffected share price 10/20/16	Braves' proposal @ 10/20/16	Braves' proposal @ 11/04/16	Braves unaffected share price 10/20/16
Stock price	$47.17	£48.03	£45.20	£48.03
Exchange rate	--	1.2250	1.2548	1.2250
Braves share price ($)	--	$58.84	$56.72	$58.84
Exchange ratio	--	0.5502	0.5502	--
Stock consideration per Royals share ($)	--	$32.37	$31.20	--
Cash consideration per Royals share ($)	--	$24.13	$24.13	--
Total Braves implied offer price ($)	--	**$56.50**	**$55.33**	--
% premium to unaffected share price	--	19.8%	17.3%	--
Implied equity value ($mm)[1]	**$67,497**	**$80,848**	**$79,179**	**$110,276**
Implied firm value ($mm)[2,3]	**$78,488**	**$91,839**	**$90,170**	**$91,806**
FV / LTM Sep-16 EBITDA[4]	13.8x	16.1x	15.8x	14.1x
FV / Adjusted LTM Sep-16 EBITDA[5]	13.4x	15.7x	15.4x	--
FV / 2016E EBITDA[6, 8]	13.2x	15.5x	15.2x	12.8x
FV / Adjusted FY 2016E EBITDA[5, 8]	13.0x	15.2x	14.9x	--
FV / 2017E EBITDA[7, 8]	12.4x	14.5x	14.3x	11.2x

Source: Royals and Braves filings, broker estimates, FactSet as of 11/04/16; Note: GBP/USD exchanged at a rate of 1.2250
[1] Assumes Royals and Braves diluted share count of 1,431mm and 1,874mm, respectively; [2] Royals debt of $12,950mm at principle value and cash of $1,959mm; Braves net debt of $19,981mm, $3,034mm minority interests and $41,485mm market value of affiliates; [3] Assumes Braves debt outstanding as of 09/15/16 per Braves debt investor microsite and Braves cash as of 06/30/16; [4] LTM EBITDA of $5,694mm and $6,522mm for Royals and Braves, respectively, exchanged at a GBP/USD rate of 1.2250; [5] Includes adjustments for run-rate Lorillard synergies in the amount of $155mm for LTM Sep-16 and $113mm for FY2016, per management guidance; [6] FY2016E EBITDA of $5,933mm and $7,190mm for Royals and Braves, respectively, exchanged at a GBP/USD rate of 1.2250; [7] FY17E EBITDA of $6,313mm and $8,175mm for Royals and Braves, respectively, exchanged at a GBP/USD rate of 1.2250; [8] Metrics represent management numbers for Royals and equity analyst estimates for Braves

2

J.P.Morgan

REVIEW OF BRAVES CURRENT PROPOSAL

CONFIDENTIAL

Equity analyst themes on the potential transaction

Theme	Analyst view
Highly attractive asset in a complementary geography[1]	*"We think [Royals] makes [Braves] a better company as [Royals] has the fastest growing brands in what we regard as the most attractive major tobacco market in the world."* Citi – October 24, 2016
Conservative synergies estimate[2]	*"… [Braves'] $400mm synergy is conservative since it likely underestimates the global opportunity the combined entity would have in reduced risk products (RRPs) and only modestly represents procurement, R&D and other cost considerations…"* Wells Fargo – October 23, 2016
Combined NGP development[1]	*"We would also highlight that the deal provides full control ahead of next generation product development especially heat not burn in the next 2 years."* BAML – October 21, 2016
Favorable deal environment[1]	*"We expect this deal to go through quickly as there are no anti-trust issues and the two boards are on friendly terms."* Citi – October 21, 2016
Immediately accretive[1]	*"While the multiple looks expensive vs. recent deals, given first-year accretion of c.5%, we are very supportive of this deal…"* Jefferies – October 21, 2016
Improved offer expected[2]	*"… we would not rule out the possibility of [Royals] negotiating a modest premium relative to this offer. We would note that we would not expect these negotiations to be protracted, given that this deal could face far less regulatory scrutiny…"* Cowen – October 21, 2016

Source: Equity research
[1] Research report on Braves; [2] Research report on Royals

REVIEW OF BRAVES CURRENT PROPOSAL

3

J.P.Morgan

CONFIDENTIAL

Braves and Royals trading update

($mm, except per share data)

REVIEW OF BRAVES CURRENT PROPOSAL

Merger arbitrage metrics (11/04/16)

Proposed deal consideration[1]	1.0 Royals = $24.13 cash + 0.2751 Braves ADRs	
Implied offer price[1]	$24.13 + 0.5502 * $47.17 =	**$55.33**
Implied offer price using Braves ADR[1]	$24.13 + 0.2751 * $112.46 =	**$55.07**
Royals share price		$54.46
Gross deal spread[2]		**$0.61**
% spread of deal value		1.1%
Net dividends[3]		**$0.09**
Cost of borrowing[4]		($0.25)
Net spread[5]		**$0.45**
% net spread of deal value		0.8%
Street assumed closing date		**03/31/17**
Annualized IRR for Arbs[7]		2.0%

Potential deal value implied by current stock prices

Targeted annualized IRR[7]	Extrapolated deal value – Assumed probability deal closes[6] 90%	80%	70%	Increase from current offer – Assumed probability deal closes[6] 90%	80%	70%
6%	$56.95	$58.22	$59.85	3.4%	5.7%	8.7%
8%	$57.40	$58.68	$60.32	4.2%	6.6%	9.5%
10%	$57.84	$59.13	$60.79	5.0%	7.4%	10.4%
12%	$58.29	$59.59	$61.26	5.9%	8.2%	11.2%

Price performance & Royals' trading volume


Royals Common
Braves ORD
Braves ADR
Volume
120%
115%
110%
105%
100%
95%
90%
85%
80%
200mm
180mm
160mm
140mm
120mm
100mm
80mm
60mm
40mm
20mm
0mm
115%
186mm
95%
94%
47mm
Royals Cumulative Volume
Cumulative Excess Volume
Predicted Royals Volume using unaffected ADV[8]
20-Oct
21-Oct
24-Oct
25-Oct
26-Oct
27-Oct
28-Oct
31-Oct
1-Nov
2-Nov
3-Nov
4-Nov

Market developments since public proposal for Royals

- Royals' share price has responded positively to the offer, trading up 15.5% from the unaffected price of $47.17
  - 186mm Royals shares have traded, almost 23% of the public float
  - We estimate that hedge funds / arbitrageurs now own ~12% ($5bn+) of Royals' public float
  - Gross deal spread has fluctuated in a narrow band of $0.50 - $0.70 (0.9% - 1.3%) for the past week
- Braves' share price has underperformed its peers by ~6% since 10/20/16
  - Braves shareholders and equity analysts voiced surprise at the timing of the offer, but not at the offer amount
  - Equivalent of 130mm Braves shares (almost 6% of outstanding) have traded

Source: Bloomberg, Lending Pit, Braves' 10/20/16 proposal; Note: Market data as of 11/04/16, unaffected date as of 10/20/16

[1] Announced as $24.13 cash + 0.5502 Ordinary shares, adjusted for ADRs (1 ADR = 2 Ords), four hour time difference between closing price of BAT ORD and ADR; [2] Gross Spread = Implied deal Value – Royals' stock price; [3] Net dividends expected before closing = 1 Royals dividend of $0.92 less Braves ADR dividend of $3.02 * 0.2751; [4] Borrowing Braves ADRs to hedge Royals currently costs 2% annualized per Lending Pit; [5] Net Spread = Gross Spread + net dividends to closing – cost to borrow shares shorted to hedge; [6] "Assumed probability deal closes" is the probability where the expected value of owning Royals and hedging with Braves would be zero; [7] Assumed internal rate of return desired from now until the deal closes (assumed street closing date of 3/31/17); [8] "Predicted Royals volume" = unaffected average daily volume of 4.3mm * # of days

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REVIEW OF BRAVES CURRENT PROPOSAL
C O N F I D E N T I A L
Braves and Royals stock price performance since Brexit
Share price performance since Brexit referendum date (06/23/16)
130% Braves (GBP) GBP / USD exchange rate Braves (USD) Royals (USD) Peer index1
125% Braves GBP/USD Braves Royals Peer
% change (GBP) exchange rate (USD) (USD) index1
Since Brexit referendum (06/23/16) 5.7% (15.3%) (10.4%) 7.1% (4.6%)
120% 115% 110% 7.1% 105% 5.7% 100%
95% (4.6%) 90% (10.4%) 85% (15.3%) 80%
Jun-16 Jul-16 Aug-16 Sep-16 Oct-16 Nov-16
Source: FactSet as of 11/04/16
1 Peers include Japan Tobacco, Altria Group, Philip Morris, Imperial Brands; price performance based on median

J.P.Morgan

CONFIDENTIAL

Overview of rating agencies' commentary of Braves' proposed transaction with Royals

Ratings trajectory: Potential downgrade

Pro-forma Braves ratings commentary

Moody's: A3 | Review For Downgrade — 10-27-2016

- On Review for Downgrade, with downgrade **likely not to exceed two notches (down to Baa2)**
- Pro-forma 2016E adjusted debt/EBITDA of 4.7x vs. 3.1x for Braves standalone

Current rating: A3

Potential rating trajectory: Baa1, Baa2

S&P: A- | CreditWatch Negative — 10-24-2016

- On CreditWatch Negative, with downgrade **likely limited to one notch (down to BBB+)**
- Pro-forma 2016E adjusted debt/EBITDA of 4.0x vs. 2.7x

Current rating: A-

Potential rating trajectory: BBB+

Fitch: A- | Ratings Watch Negative — 10-24-2016

- On Ratings Watch Negative, with downgrade **likely to be up to two notches (down to BBB)**
- Pro-forma 2017E adjusted debt/EBITDA of 4.5x vs. 2.8x at 2015 YE

Current rating: A-

Potential rating trajectory: BBB+, BBB

Source: Moody's, S&P and Fitch Rating Agencies
Note: Pro-forma Braves rating agency commentary is from agencies commenting on proposed transaction

REVIEW OF BRAVES CURRENT PROPOSAL

6

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BOARD DISCUSSION MATERIALS
C O N F I D E N T I A L
Agenda
Page
Review of Braves current proposal 1
Royals implied valuation analysis 7
Braves implied valuation analysis 15
Combination analysis 19
Illustrative Braves financing considerations 30
Strategic alternatives and other deal considerations 33
Appendix 35
J.P.Morgan

ROYALS IMPLIED VALUATION ANALYSIS
C O N F I D E N T I A L
Royals management standalone financial projections
Net sales1 ($mm)
$15,909
$14,331 $15,095
$12,479 $13,009 $13,621
2016E2017E2018E2019E2020E2021E
% growth
16.94.3%4.7%5.2%5.3%5.4%
EBITDA ($mm)
$8,026$8,696
$6,877$7,329
$5,933$6,313
2016E2017E2018E2019E2020E2021E
% margin
47.5%48.5%50.5%51.1%53.2%54.7%
Capital expenditures2 ($mm)
$255
$229
$189
$150 $150 $150
2016 E 2017 E 2018 E 2019 E 2020 E 2021 E
% of net sales
1.8% 2.0% 1.4% 1.0% 1.0% 0.9%
Unlevered Free Cash Flow3 ($mm)
$5,540
$5,110
$4,670
$4,005 $4,252
$3,385
2016E2017E2018E2019E2020E2021E
% of net sales
27.1%30.8%31.2%32.6%33.8%34.8%
Source: Royals management projections provided 10/31/16 (hereinafter referred to as “Royals management projections”)
1 Net of excise tax
2 Assumes capex of $150mm between 2019E and 2021E per Royals management’s guidance
3 EBIT * (1 – tax rate) + D&A – Capex – in NWC; tax rate per Royals management projections

J.P.Morgan

CONFIDENTIAL

Royals management standalone financial projections

Summary financials ($mm)

	Management projections						
FYE 12/31	4Q'16E	2016E	2017E	2018E	2019E	2020E	2021E
Net Sales[1]	**$3,162**	**$12,479**	**$13,009**	**$13,621**	**$14,331**	**$15,095**	**$15,909**
% growth	*3.5%*	*16.9%*	*4.3%*	*4.7%*	*5.2%*	*5.3%*	*5.4%*
COGS	$1,208	$4,834	$5,117	$5,163	$5,409	$5,498	$5,606
% of sales	*38.2%*	*38.7%*	*39.3%*	*37.9%*	*37.7%*	*36.4%*	*35.2%*
Gross profit	**$1,954**	**$7,645**	**$7,893**	**$8,458**	**$8,922**	**$9,597**	**$10,303**
% margin	*61.8%*	*61.3%*	*60.7%*	*62.1%*	*62.3%*	*63.6%*	*64.8%*
SG&A	$477	$1,811	$1,689	$1,700	$1,716	$1,702	$1,741
% of sales	*15.1%*	*14.5%*	*13.0%*	*12.5%*	*12.0%*	*11.3%*	*10.9%*
EBITDA	**$1,504**	**$5,933**	**$6,313**	**$6,877**	**$7,329**	**$8,026**	**$8,696**
% margin	*47.6%*	*47.5%*	*48.5%*	*50.5%*	*51.1%*	*53.2%*	*54.7%*
D&A	$32	$123	$132	$141	$139	$146	$148
% of capex	*39.0%*	*53.7%*	*51.8%*	*74.6%*	*92.7%*	*97.3%*	*98.7%*
Operating income	**$1,472**	**$5,810**	**$6,181**	**$6,736**	**$7,190**	**$7,880**	**$8,548**
% margin	*46.5%*	*46.6%*	*47.5%*	*49.5%*	*50.2%*	*52.2%*	*53.7%*
Tax rate	*37.2%*	*37.2%*	*36.2%*	*36.4%*	*36.5%*	*36.6%*	*36.6%*
EPS	$0.61	$2.31	$2.53	$2.78	$2.98	$3.28	$3.59
Select cash flow items:							
Capex	$82	$229	$255	$189	$150[2]	$150[2]	$150[2]
% net sales	*2.6%*	*1.8%*	*2.0%*	*1.4%*	*1.0%*	*1.0%*	*0.9%*
(Inc.) / Dec. in NWC	($89)[3]	($160)	$184	$14	$116	$114	$122[4]
% change in net sales	--	*(8.9%)*	*34.7%*	*2.3%*	*16.3%*	*14.9%*	*15.0%*

8

J.P.Morgan

Source: Royals management projections; [1] Net of excise tax; [2] Assumes capex of $150mm between 2019E and 2021E per Royals management's guidance; [3] Calculated as 9/30/16 reported NWC, less 2016E Royals management projected NWC; [4] Assumes current income tax liability in 2021E equals to the 2020E ending balance per Royals management's guidance

ROYALS IMPLIED VALUATION ANALYSIS

CONFIDENTIAL

Potential factors that may impact Royals management's financial projections

Potential upside factors	Potential downside factors
Accelerated growth from new potential revenue streams	Altria financial flexibility resulting from AB InBev's acquisition of SABMiller
Further potential expansion of next-generation, heat-not-burn products	Potentially more aggressive state excise tax environment following the recent California vote
Future credits on MSA settlements / transition years	Effects of potential economic downturn such as unemployment and higher gas prices impacting adult tobacco consumers
Favorable pension revaluation impact	MSA - higher inflation leads to increased obligations
	FDA product standards and process risk
	Ongoing Engle Litigation

Source: Per Royals management

ROYALS IMPLIED VALUATION ANALYSIS

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ROYALS IMPLIED VALUATION ANALYSIS
C O N F I D E N T I A L
Royals implied valuation perspectives
Implied equity value per share (rounded to the nearest $0.25)
Unaffected Royals share price (10/20/16): $47.17 Current Royals share price (11/04/16): Current value of Braves’ proposal (11/04/16): Midpoint3
$54.46 $55.33 Value per share
3 mo. VWAP:
For reference only1: $48.71
52-week trading range $43.50 $54.50 $49.00
Equity analyst price targets $47.00 $62.00 $54.50
Trading multiples:
FV / 2017E EBITDA:10.5x – 13.5x2 $38.75 $52.00 $45.25
P/E 2017E:15.0x – 20.0x4 $37.50 $50.00 $43.75
Transaction multiples:
FV / 2016E EBITDA: 12.0x – 16.0x5 $42.00 $58.75 $50.25
FV / 2016E Adj. EBITDA: 12.0x – 16.0x6 $43.00 $60.00 $51.50
Discounted cash flow:
Management projections7 $45.75 $65.00 $55.25
$30.00 $40.00 $50.00 $60.00 $70.00
FV / 2017E EBITDA² 8.5x 10.8x 13.1x 15.3x 17.6x
Source: Royals management projections; Equity analyst consensus; FactSet
Note: Valuation date as of 09/30/16; market data as of 11/04/16; net debt of $10,991mm as of 09/30/16; diluted share count of 1,431mm as of 09/30/16; 3 month VWAP as of unaffected date of 10/20/16;
1 Values as of 10/20/16 to represent unaffected share price; 2 Based on 2017E EBITDA of $6,313mm per Royals management guidance; 3 Represents the arithmetic midpoint of each valuation range;
4 Based on 2017E net income of $3,576mm; 5 Based on 2016E EBITDA of $5,933mm; 6 Based on 2016E EBITDA of $6,046mm adjusted by $113mm for synergies related to the acquisition of Lorillard, per Royals management guidance; 7 Assumes a discount rate of 6.0% - 7.0% and a terminal growth rate of 0.0% - 1.0%

J.P.Morgan

CONFIDENTIAL

Tobacco peers – Implied valuation comparables

	Market cap. ($bn)	Implied firm value ($bn)	FV/EBITDA Dec-16E	FV/EBITDA Dec-17E	FV/EBITDA Dec-18E	P/E Dec-16E	P/E Dec-17E	P/E Dec-18E	Dividend yield[1]	Dec-16E Payout ratio[2]
Royals unaffected	67.5	78.5	13.2x	12.4x	11.4x	20.4x	18.6x	16.9x	3.9%	80.0%
Braves[3] unaffected	110.3	133.4	12.8x	11.5x	10.8x	19.5x	17.0x	15.8x	3.3%	65.0%
Braves[4] Excl. Associates unaffected	110.3	91.8	12.8x	11.2x	10.7x	19.5x	17.0x	15.8x	3.3%	65.0%
	148.6	174.6	14.8x	13.6x	12.6x	21.0x	19.2x	17.4x	4.4%	90.9%
Altria	125.8	116.1	12.5x	11.8x	11.2x	21.2x	19.3x	17.8x	3.8%	78.1%
JT	67.7	72.0	10.3x	10.2x	9.6x	16.8x	16.6x	15.3x	3.3%	57.4%
IMPERIAL BRANDS	46.1	63.0	11.6x	10.8x	10.7x	15.0x	13.5x	12.7x	2.5%	62.8%
SWEDISH MATCH	6.3	6.5	12.7x	12.7x	12.4x	19.3x	18.2x	17.1x	NM[5]	NM[5]
			Average: 12.4x	Average: 11.8x	Average: 11.3x	Average: 18.7x	Average: 17.3x	Average: 17.3x	Average: 3.5%	Average: 72.3%
Overall average			12.6x	11.8x	11.2x	19.0x	17.5x	16.2x	3.5%	72.4%
Overall median			12.7x	11.7x	11.0x	19.5x	18.2x	16.9x	3.6%	71.6%

Source: Equity analyst consensus, FactSet as of 11/04/16; assumes a GBP/USD exchange rate of 1.2548 as of 11/04/16; assumes a GBP/USD exchange rate of 1.2250 as of 10/20/16

Note: Unaffected Royals and Braves implied values are as of 10/20/16; Total debt for Royals at principal value; Braves' debt balance as of 09/15/16 and cash balance as of 06/30/16

[1] Dividend yield = annualized dividend per share / share price; [2] Payout ratio = 2016E dividend per share / 2016E EPS; [3] Braves' firm value includes net debt of $19,981mm and minority interest unaffected market value of $3,034mm, 2016E EBITDA of $7,190mm ($8,175mm in 2017E EBITDA) increased by $2,503mm ($2,663mm in 2017E) and $700mm ($770mm in 2017E) to reflect its proportionate ownership in Royals and ITC, respectively; [4] Braves' firm value excludes $28,469mm and $13,016mm respectively, to reflect its proportionate ownership in the unaffected market value of equity of Royals and ITC; [5] No ordinary dividend announced in YTD2016, only a special dividend (company's dividend policy = 40-60% of EPS)

11

J.P.Morgan

ROYALS IMPLIED VALUATION ANALYSIS

CONFIDENTIAL

Tobacco sector transaction comparables

ROYALS IMPLIED VALUATION ANALYSIS

Key selected tobacco transactions

Announcement	Target	Acquiror	Implied Firm value ($mm)	Multiples[1]		EBITDA margin
				FV/sales	FV/EBITDA	
01-Jun-15	TDR	Braves	599	3.9x	12.5x	31.3%
23-Feb-15	Souza Cruz (24.7%)	Braves	14,185	6.3x	16.0x	39.6%
15-Jul-14	Lorillard	Royals	27,949[2]	5.6x	13.8x	40.4%
15-Jul-14	Lorillard and Royals assets	Imperial Tobacco	7,056	2.9x	8.8x	33.3%
26-May-11	Protabaco	Braves	452	4.1x	11.3x	36.4%
17-Jun-09	Bentoel (85.1%)	Braves	744	1.3x	14.0x	9.0%
08-Sep-08	UST	Altria	11,681	5.9x	12.0x	48.9%
31-Jul-08	Rothmans	PMI	1,934[3]	4.9x	9.7x	50.8%
28-Feb-08	Skandinavisk	Braves	4,141	N/A	11.2x	N/A
22-Feb-08	Tekel	Braves	1,720	3.3x	11.4x	29.0%
01-Nov-07	John Middleton	Philip Morris USA	2,900[4]	8.1x	15.8x	51.0%
18-Jul-07	Altadis	Imperial Tobacco	22,619[5]	4.1x	14.1x	29.3%
08-Feb-07	Commonwealth Brands	Imperial Tobacco	1,900	5.5x	10.9x	50.0%
19-Jan-07	Lakson Tobacco	PMI	675	2.1x	14.8x	14.4%
15-Dec-06	Gallaher	Japan Tobacco	18,938	3.6x	13.0x	28.0%
24-Apr-06	Conwood	Royals	3,500	7.8x	13.2x	59.1%
13-Mar-05	PTHM Sampoerna	PMI	5,082	2.7x	13.9x	19.5%
07-Mar-02	Reemtsma	Imperial Tobacco	5,103	2.5x	13.4x	18.5%
22-Jun-01	Austria Tabak	Gallaher Group	1,871	1.6x	7.4x	21.4%
Mean				**4.2x**	**12.5x**	**33.9%**
Median				**4.0x**	**13.0x**	**32.3%**

Source: Press releases, annual reports and information brochures of target, broker reports; based on most recent available financials at time of announcement of the transaction
[1] Multiples based on transaction value in local currency
[2] Implied firm value is pension-adjusted and based on fully diluted equity
[3] Transaction value reflects 100% of RI and 60% of RBH not currently owned by PMI (100% of RI cash & ST investments, 60% of RBH cash, and 60% of RBH debt) as of 07/31/08; financials reflect 60% of RI consolidated revenue and EBITDA
[4] Firm value excludes $700mm in present value of tax benefits (multiples based on brokers' estimates)
[5] Firm value adjusted by minority in Logista valued at market value

12

J.P.Morgan

R O Y A L S I M P L I E D V A L U A T I O N A NA L Y S I S
C O N F I D E N T I A L
FV/EBITDA NTM evolution vs. historical transaction multiples – Tobacco industry
10-year FV/EBITDA NTM evolution vs. historical transaction multiples
International Tobacco index1 US Tobacco index2
Current 13.6x 14.1x
10-year avg. 10.9x 9.4x
5-year avg. 11.9x 11.1x
3-year avg. 12.7x 12.2x
1-year avg. 13.8x 13.5x
16.5x
12.5x
10.7x
8.9x
8.5x
4.5x
Philip Morris USA/ John Middleton
15.8x
PMI/Lakson Tobacco
14.8x
Imperial Tobacco/ Altadis
14.1x
Braves/Bentoel
14.0x JT/Gallaher
13.0x
Altria/UST
12.0x
Braves/Protabaco
11.3x Braves/Tekel
11.4x
Braves/Skandinavisk
11.2x
PMI/Rothmans
9.7x
Imperial Tobacco/ Commonwealth Brands
10.9x
Braves/Souza Cruz
16.0x
Royals/Lorillard
13.8x 14.1x
13.6x
Braves/TDR
12.5x
Imperial Tobacco/Royals and Lorillard assets
8.8x
Nov-06 Dec-07 Jan-09 Mar-10 Apr-11 May-12 Jul-13 Aug-14 Sep-15 Nov-16
Source: Company information, Equity research, FactSet as of 11/04/16; Tobacco indexes represents median valuation of tobacco peers over time Note: Yellow diamonds denote FV/EBITDA multiples
1 International Tobacco index includes Braves, PMI, SWMA, IMB and JT
2 US Tobacco index includes Royals and Altria

J.P.Morgan

Hypothetical illustrative analysis only – no prediction as to future share trading

CONFIDENTIAL

Illustrative Royals discounted cash flow analysis

5-year projections

($mm) – Implied valuation date as of 09/30/16

		Management projections					
FYE 12/31	Q4'16E	2017E	2018E	2019E	2020E	2021E	Terminal
Net sales[1]	**$3,162**	**$13,009**	**$13,621**	**$14,331**	**$15,095**	**$15,909**	**$15,988**
% growth	*3.5%*	*4.3%*	*4.7%*	*5.2%*	*5.3%*	*5.4%*	*0.5%*
EBITDA	**$1,504**	**$6,313**	**$6,877**	**$7,329**	**$8,026**	**$8,696**	**$8,739**
% margin	*47.6%*	*48.5%*	*50.5%*	*51.1%*	*53.2%*	*54.7%*	*54.7%*
EBIT	1,472	6,181	6,736	7,190	7,880	8,548	8,591
Less: Taxes	(548)	(2,237)	(2,450)	(2,625)	(2,881)	(3,128)	(3,144)
% tax rate	*37.2%*	*36.2%*	*36.4%*	*36.5%*	*36.6%*	*36.6%*	*36.6%*
EBIAT	**$924**	**$3,944**	**$4,286**	**$4,565**	**$5,000**	**$5,420**	**$5,447**
Plus: D&A	32	132	141	139	146	148	149
% of net sales	*1.0%*	*1.0%*	*1.0%*	*1.0%*	*1.0%*	*0.9%*	*0.9%*
% of capex	*39.0%*	*51.8%*	*74.6%*	*92.7%*	*97.3%*	*98.7%*	*98.7%*
Less: Capex	(82)	(255)	(189)	(150)	(150)	(150)	(151)
% of net sales	*(2.6%)*	*(2.0%)*	*(1.4%)*	*(1.0%)*	*(1.0%)*	*(0.9%)*	*(0.9%)*
Less: (Inc) / dec in NWC	(89)	184	14	116	114	122	12
Unlevered FCF for discounting	**$785**	**$4,005**	**$4,252**	**$4,670**	**$5,110**	**$5,540**	**$5,457**

Implied firm value ($mm)

		Perpetuity growth rate		
		0.00%	0.50%	1.00%
Discount rate	6.00%	$89,203	$95,965	$104,079
	6.50%	$82,278	$87,911	$94,567
	7.00%	$76,346	$81,098	$86,643

Implied equity value per share[2]

		Perpetuity growth rate		
		0.00%	0.50%	1.00%
Discount rate	6.00%	$54.66	$59.38	$65.05
	6.50%	$49.82	$53.75	$58.41
	7.00%	$45.67	$48.99	$52.87

Terminal forward EBITDA multiple

		Perpetuity growth rate		
		0.00%	0.50%	1.00%
Discount rate	6.00%	10.7x	11.7x	13.0x
	6.50%	9.9x	10.8x	11.9x
	7.00%	9.2x	10.0x	10.9x

Source: Royals management projections
Note: Assumes net debt of $10,991mm and 1,431mm diluted shares outstanding as of 09/30/16 per Royals management projections; Assumes mid-period discounting
[1] Net of excise tax per Royals management projections; [2] 52-week low/high: $43.38 – $54.50 per FactSet

ROYALS IMPLIED VALUATION ANALYSIS

14

J.P.Morgan

CONFIDENTIAL

Agenda

	Page
Review of Braves current proposal	1
Royals implied valuation analysis	7
Braves implied valuation analysis	**15**
Combination analysis	19
Illustrative Braves financing considerations	30
Strategic alternatives and other deal considerations	33
Appendix	35

BOARD DISCUSSION MATERIALS

J.P.Morgan

B R A V E S I M P L I E D V A L U A T I O N A N A L Y S I S
C O N F I D E N T I A L
Braves standalone financial estimates
Net sales1 (£mm)
£16,758 £17,291 £17,847 £18,419 £19,011
£14,857
2016E 2017E 2018E 2019E 2020E 2021E
% growth 13.4% 12.8% 3.2% 3.2% 3.2% 3.2%
EBITDA2 (£mm)
£7,027 £7,319 £7,554 £7,797
£6,674
£5,869
2016E 2017E 2018E 2019E 2020E 2021E
% margin 39.5% 39.8% 40.6% 41.0% 41.0% 41.0%
Capital expenditures (£mm)
£719
£688 £675 £697
£665 £661
2016E 2017E 2018E 2019E 2020E 2021E
% of net sales 4.6% 4.0% 3.8% 3.8% 3.8% 3.8%
Unlevered Free Cash Flow3 (£mm)
£4,291 £4,504 £4,667 £4,837
£3,872
£3,301
2016E 2017E 2018E 2019E 2020E 2021E
% net sales 22.2% 23.1% 24.8% 25.2% 25.3% 25.4%
Source: Equity analyst consensus estimates as of 11/04/16 for 2016E through 2019E, extrapolation thereafter based on assumptions reviewed and approved by Royals management
1 Net of excise tax
2 EBITDA exclude income from associates in Royals and ITC
3 EBIT * (1–30.5% tax rate) + D&A - Capex - Δ in NWC

J.P.Morgan

CONFIDENTIAL

Braves consolidated standalone financial estimates

Summary financials (£mm)

	Street consensus					Extrapolations	
FYE 12/31	Q4'16E[1]	2016E	2017E	2018E	2019E	2020E	2021E
Net Sales[2]	**£4,094**	**£14,857**	**£16,758**	**£17,291**	**£17,847**	**£18,419**	**£19,011**
% growth	--	*13.4%*	*12.8%*	*3.2%*	*3.2%*	*3.2%*	*3.2%*
EBITDA	**£1,620**	**£5,869**	**£6,674**	**£7,027**	**£7,319**	**£7,554**	**£7,797**
% margin	*39.6%*	*39.5%*	*39.8%*	*40.6%*	*41.0%*	*41.0%*	*41.0%*
D&A	£110	£397	£419	£433	£521	£600	£683
% of capex	*40.7%*	*57.6%*	*63.0%*	*65.6%*	*77.1%*	*86.1%*	*95.0%*
Operating income	**£1,510**	**£5,473**	**£6,255**	**£6,594**	**£6,798**	**£6,954**	**£7,113**
% margin	*36.9%*	*36.8%*	*37.3%*	*38.1%*	*38.1%*	*37.8%*	*37.4%*
Tax rate	*30.5%*	*30.5%*	*30.5%*	*30.5%*	*30.5%*	*30.5%*	*30.5%*
EPS	--	£2.46	£2.83	£3.04	£3.19	£3.36	£3.53
Select cash flow items:							
Capex	£269	£688	£665	£661	£675	£697	£719
% net sales	*6.6%*	*4.6%*	*4.0%*	*3.8%*	*3.8%*	*3.8%*	*3.8%*
(Inc.) / Dec. in NWC	(£53)[3]	(£211)	(£229)	(£64)	(£67)	(£69)	(£71)

Source: Equity analyst consensus estimates as of 11/04/16 for 2016E through 2019E, extrapolation thereafter based on assumptions reviewed and approved by Royals management (hereinafter referred to as "Braves financial estimates")

[1] Q4'16E figures are calculated as half of the difference between 2016E consensus estimates and 1H'16 reported numbers

[2] Net of excise tax

[3] Q4'16E (Inc.) / Dec. in NWC is calculated as one quarter of the annual value projected by equity analyst research consensus

BRAVES IMPLIED VALUATION ANALYSIS

16

J.P.Morgan

B R A V E S I M P L I E D V A L U A T I O N A N A L Y S I S
C O N F I D E N T I A L
Implied Braves valuation perspectives
Implied equity value per share (rounded to the nearest £0.25)
Current Braves share price (11/04/16): £45.20 Unaffected Braves share price (10/20/16): £48.03 Midpoint6 Value per share
3 mo. VWAP:
For reference only1: £48.32
52-week trading range £35.75 £50.50 £43.00
Equity analyst price targets £43.00 £58.00 £50.50
Trading multiples:
FV / 2017E EBITDA:10.5x – 13.5x2 £43.00 £58.25 £50.75
P/ E 2017E:15.0x – 20.0x3 £42.50 £56.75 £49.50
Discounted cash flow4:
Braves financial estimates5 £40.00 £54.50 £47.25
£20.00 £40.00 £60.00 £80.00
FV / 2017E EBITDA2 5.9x 9.9x 13.9x 17.8x
Source: Braves financial estimates; Equity analyst consensus; FactSet
Note: Valuation date as of 09/30/16; market data as of 11/04/16; Debt balance of £18,254mm as of 09/15/16, cash balance of £1,943mm as of 06/30/16, minority interest unaffected market value of £2,476mm, and equity affiliate adjustments of £23,241mm and £10,619mm for the unaffected market value of equity in Royals and ITC, respectively; diluted share count of 1,874mm as of 10/31/16;
1 Values as of 10/20/16 represent unaffected share price; 2 Based on 2017E EBITDA of £9,476mm, which includes £2,174mm and £628mm to reflect Braves’ proportionate ownership in Royals and ITC, respectively, per equity analyst consensus; 3 Based on 2017E net income of £5,307mm; 4 Implied equity value reflects equity affiliates including 42% of Royals DCF equity value range of £21,968mm - £31,290mm at an GBP/USD exchange rate of 1.2548, and 30% of ITC’s unaffected market equity value; 5 Assumes a discount rate of 7.0% - 8.0% and a terminal growth rate of 0.0% -1.0%; 6 Represents the arithmetic midpoint of each valuation range before rounding

J.P.Morgan

Hypothetical illustrative analysis only – no prediction as to future share trading

CONFIDENTIAL

Illustrative Braves discounted cash flow analysis

5-year estimates, investment in Royals valued at DCF and ITC valued at market value

(£mm) – Implied valuation date as of 09/30/16

		Street consensus			Extrapolation		
FYE 12/31	Q4 16E[1]	2017E	2018E	2019E	2020E	2021E	Terminal
Net sales[2]	**£4,094**	**£16,758**	**£17,291**	**£17,847**	**£18,419**	**£19,011**	**£19,106**
% growth	*3.5%*	*12.8%*	*3.2%*	*3.2%*	*3.2%*	*3.2%*	*0.5%*
EBITDA	**£1,620**	**£6,674**	**£7,027**	**£7,319**	**£7,554**	**£7,797**	**£7,835**
% margin	*39.6%*	*39.8%*	*40.6%*	*41.0%*	*41.0%*	*41.0%*	*41.0%*
EBIT	1,510	6,255	6,594	6,798	6,954	7,113	7,149
Less: Taxes	(461)	(1,908)	(2,011)	(2,073)	(2,121)	(2,170)	(2,180)
% tax rate	*30.5%*	*30.5%*	*30.5%*	*30.5%*	*30.5%*	*30.5%*	*30.5%*
EBIAT	**£1,050**	**£4,347**	**£4,583**	**£4,725**	**£4,833**	**£4,944**	**£4,968**
Plus: D&A	110	419	433	521	600	683	687
% of net sales	*2.7%*	*2.5%*	*2.5%*	*2.9%*	*3.3%*	*3.6%*	*3.6%*
% of capex	*40.7%*	*63.0%*	*65.6%*	*77.1%*	*86.1%*	*95.0%*	*95.0%*
Less: Capex	(269)	(665)	(661)	(675)	(697)	(719)	(723)
% of net sales	*(6.6%)*	*(4.0%)*	*(3.8%)*	*(3.8%)*	*(3.8%)*	*(3.8%)*	*(3.8%)*
Less: (Inc) / dec in NWC	(53)[3]	(229)	(64)	(67)	(69)	(71)	(11)
Unlevered FCF for discounting	**£837**	**£3,872**	**£4,291**	**£4,504**	**£4,667**	**£4,837**	**£4,921**

Implied firm value (£mm)[4]

Discount rate	Perpetuity growth rate: 0.00%	0.50%	1.00%
7.00%	£70,031	£74,088	£78,821
7.50%	£65,371	£68,819	£72,797
8.00%	£61,295	£64,253	£67,635

Implied equity value per share[5,6]

Discount rate	Perpetuity growth rate: 0.00%	0.50%	1.00%
7.00%	£47.03	£50.41	£54.39
7.50%	£43.30	£46.15	£49.47
8.00%	£40.07	£42.50	£45.29

Terminal forward EBITDA multiple

Discount rate	Perpetuity growth rate: 0.00%	0.50%	1.00%
7.00%	9.3x	10.0x	10.9x
7.50%	8.7x	9.3x	10.1x
8.00%	8.2x	8.7x	9.4x

Source: Braves financial estimates; Debt balance of £18,254mm as of 09/15/16, cash balance of £1,943mm as of 06/30/16 and minority interest market value of £2,476mm
Note: Braves diluted share count of 1,874mm as of 10/31/16
[1] Q4'16E numbers are calculated as half of the difference between 2016E consensus estimates and 1H'16 reported numbers
[2] Net of excise tax
[3] Q4'16E (Inc.) / Dec. in NWC is calculated as one quarter of the annual value of equity analyst consensus
[4] Firm value excludes investments in associates
[5] Equity value reflects £2,476mm of minority interests and equity affiliates, including 42% of Royals which has a DCF equity value range of £21,968mm - £31,290mm at an GBP/USD exchange rate of 1.2548, and £10,619mm of equity affiliates which represents their 30% ownership stake in ITC
[6] 52-week low/high: £35.75 – £50.50 (rounded to the nearest £0.25)

BRAVES IMPLIED VALUATION ANALYSIS

18

J.P.Morgan

CONFIDENTIAL

Agenda

	Page
Review of Braves current proposal	1
Royals implied valuation analysis	7
Braves implied valuation analysis	15
Combination analysis	**19**
Illustrative Braves financing considerations	30
Strategic alternatives and other deal considerations	33
Appendix	35

BOARD DISCUSSION MATERIALS

J.P.Morgan

C O M B I N A T I O N A N A L Y S I S
C O N F I D E N T I A L
Royals and Braves exchange ratio evolution
Royals and Braves exchange ratio since the day before the announcement of the Lorillard acquisition (07/14/14)
Exchange ratio More favorable to Royals
1.1000x Exchange ratio
1 month 0.7668x Unaffected date of 10/20/16
6 months 0.8046x
1 year 0.8287x
1.0000x Since Lorillard acquisition (07/14/14) 0.7200x
Since Lorillard acquisition completion (6/12/15) 0.8075x Implied all-stock exchange ratio at $56.50 per share: 0.9603x
0.9000x
0.8000x
Average exchange ratio since Lorillard acquisition: 0.7200x
0.7000x
0.6000x
0.5000x
More favorable to Braves
0.4000x
Jul ‘14 Nov ‘14 Mar ‘15 Jul ‘15 Nov ‘15 Mar ‘16 Jul ‘16 Nov ‘16
Source: Royals filings; FactSet as of 11/04/16

J.P.Morgan

CONFIDENTIAL

Overview of potential operating synergies in a combination with Braves

Potential operating synergies

- Braves' proposal includes an assumption of $400mm in annual run-rate synergies which can potentially provide meaningful value to Royals shareholders in a transaction that includes stock consideration
- Per Royals management, we assume a range of $300mm-$500mm which would include, but is not limited to the following:
  - Consolidation of manufacturing (Mexico vs. Tobaccoville)
  - Consolidation of R&D platforms
  - Reduced supply chain expenses (procurement, etc.)
  - Reduction in certain administrative expenses (IR, SEC expenses, Board costs, other various public company costs)
  - Leadership/structure efficiencies
  - Consolidated marketing expenses
  - Consolidated finance, audit and communications departments
  - Conform certain HR related expenses (Payroll, annual bonus)
  - Combined portfolio of Next-Generation Products (vapor, Heat-not-burn, Niconovum AB)
- In addition, there are likely to be significant working capital improvement opportunities which would enhance cash flow for the pro forma company including, but not limited to:
  - Difference in size of respective dividends payouts
  - Ability to consolidate leaf purchasing/durations
  - Optimization of cash usage throughout the year to reduce borrowing costs
  - Elimination of payment by Braves to Royals for ceasing of manufacturing in Japan
  - Ability to utilize off-shore cash

Post-tax NPV of assumed $400mm run-rate operating synergies ($mm)

		Perpetuity growth		
		0.0%	0.5%	1.0%
Discount rate	6.00%	$4,314	$4,638	$5,027
	6.50%	$3,973	$4,242	$4,561
	7.00%	$3,681	$3,908	$4,173

Post-tax NPV of synergy levels

		NPV[1]
Run-rate operational synergies	$300	$3,182
	$400	$4,242
	$500	$5,303

Source: $400mm in annual synergies as per Braves proposal on 10/20/16
Note: Assumes synergies are phased in over two years, net of cost to achieve per Royals management
[1] Assumes a terminal growth rate of 0.5%, a constant blended tax rate of 33.4% and a discount rate of 6.5%

20

COMBINATION ANALYSIS

J.P.Morgan

CONFIDENTIAL

Overview of potential tax efficiencies in a combination with Braves

Potential tax efficiencies

- In acquisitions of U.S. targets by non-U.S. multinationals, a significant amount of tax efficiencies can add to the economics of a combination with Braves
  - In Braves' proposed acquisition of Royals, anticipated total annual tax efficiencies of $550mm+ in 2018 and growing annually
- Braves could capitalize the legacy Royals business with intercompany debt following the acquisition, increasing tax shield from interest for the legacy Royals business
- Total present value of tax efficiencies could be significant, and can vary depending on the following factors:
  - Amount of cash consideration paid by Braves to Royals shareholders
  - Interest rate on intercompany debt
  - Discount rate used to calculate present value tax efficiencies
  - Tax applicable to interest income in the U.K.
  - Adjustments (if any) for potential future legislative changes
- In addition to intercompany debt, Braves would realize tax efficiencies through elimination of U.S. income tax currently applied to Braves' share of its Royals dividends (and share repurchases)
- Furthermore, although not quantified in this analysis, Braves has the opportunity to drive further tax efficiencies in the U.S. by using intercompany purchases and cost-sharing agreements to allocate R&D and other general corporate expense to the U.S. operations

Net present values of potential assumed tax efficiencies ($550mm+ in 2018 and growing annually)

Discount rate used to PV tax efficiencies	Tax rate differential: 32.5%	35.0%	37.5%
4.50%	$16,917	$17,872	$18,795
5.00%	$15,197	$16,056	$16,887
5.50%	$13,790	$14,571	$15,326

Source: Royals management. Note: Sensitivity assumes interest rate on intercompany debt and intercompany target leverage are held constant and discount rate and net effective tax rate differential between U.S. and U.K. are varied. Assumes tax efficiencies are achieved through incremental intercompany debt at 6.5% interest on a maximum of 6.5x (debt/EBITDA) leverage

Discount rate used to PV tax efficiencies	Interest rate on intercompany debt: 5.5%	6.5%	7.5%
4.50%	$15,635	$17,872	$20,028
5.00%	$14,044	$16,056	$17,995
5.50%	$12,744	$14,571	$16,332

Note: Sensitivity assumes net effective tax rate differential between U.S. and U.K. and intercompany target leverage are held constant and discount rate and the interest rate on intercompany debt are varied. Assumes tax efficiencies are achieved on 6.5x maximum leverage at a net tax rate differential of 35.0%

COMBINATION ANALYSIS

21

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CONFIDENTIAL

Illustrative accretion / dilution analysis

Accretion / dilution detail (current proposal)

$mm		
FYE Dec-31	2017E	2018E
Braves standalone		
Net income	$6,657	$7,157
Diluted EPS	$3.55	$3.82
Transaction adjustments		
Royals EBIT	$6,181	$6,736
(+) Synergies achieved[1]	200	400
(-) IFRS adjustments[2]	(160)	(160)
(+) Incremental interest income / (expense)	(1,148)	(1,071)
Incremental EBT	**$5,073**	**$5,905**
(+) Incremental income tax credit / (expense)[3]	(1,902)	(2,192)
(+) Increase /(decrease) of post-tax results of associates and JVs	(1,508)	(1,646)
Total Net Adjustments	**$1,663**	**$2,066**
PF Net Income with operating synergies	**$8,320**	**$9,223**
Tax efficiencies adjustments		
(+) Tax efficiencies through intercompany debt[4]	454	518
(+) Dividend withholding tax efficiencies[5]	59	64
Total tax efficiencies adjustments	$513	$582
(-) Adjustment for tax efficiencies from acquisition debt	(158)	(123)
Adjusted incremental tax efficiencies	$355	$459
PF Net Income with operating synergies and tax efficiencies	**$8,675**	**$9,682**
Braves' current share outstanding (mm)[6]	1,874	1,874
Shares issued to Royals (mm)[6]	455	455
PF shares O/S after combination	**2,329**	**2,329**
PF diluted EPS (w/ operating synergies)	**$3.57**	**$3.96**
Cash EPS acc/dil ($)	**$0.02**	**$0.14**
Cash EPS acc/dil (%)	**0.6%**	**3.7%**
PF diluted EPS (w/ operating synergies and tax efficiencies)	**$3.72**	**$4.16**
Cash EPS acc/dil ($)	**$0.17**	**$0.34**
Cash EPS acc/dil (%)	**4.9%**	**8.8%**

Braves cash EPS accretion / (dilution)

With run-rate operational synergies of $400mm per Braves proposal

	Premium (holding cash consideration constant)				
	17%	*20%*	*25%*	*30%*	*50%*
	Price per share				
	$55.33	*$56.60*	*$58.96*	*$61.32*	*$70.76*
2017E	0.6%	(0.2%)	(1.7%)	(3.1%)	(8.3%)
2018E	3.7%	2.9%	1.4%	(0.1%)	(5.4%)

With run-rate operational synergies of $400mm per Braves proposal and also including $550mm+ of tax efficiencies[3,4]

	Premium (holding cash consideration constant)				
	17%	*20%*	*25%*	*30%*	*50%*
	Price per share				
	$55.33	*$56.60*	*$58.96*	*$61.32*	*$70.76*
2017E	4.9%	4.0%	2.5%	1.1%	(4.4%)
2018E	8.8%	8.0%	6.4%	4.9%	(0.7%)

Source: Royals management projections; Royals management; Braves financial estimates; Note: Analysis assumes a 9/30/16 transaction date; GBP/USD exchange rate of 1.2548 as of 11/04/16; assumes 3.0% cost of acquisition debt; [1] Operating synergies, phased in over 2 years and net of cost to achieve; [2] Annual impact assumed for IFRS treatment of Royals on a pro forma basis; [3] Assumes a constant blended tax rate of 33.4%, based on the EBIT contribution in 2017E; [4] Assumes tax efficiencies are achieved through incremental intercompany debt at a 6.5% interest rate on 6.5x leverage and a 35.0% tax rate; [5] Assumes withholding tax efficiencies of 5.0% of Royals dividend attributable to Braves (42%); [6] Assumes Braves and Royals diluted shares outstanding of 1,874mm as of 10/31/16 and 1,431mm as of 09/30/16, respectively

COMBINATION ANALYSIS
22
J.P.Morgan

Hypothetical illustrative analysis only – no prediction as to future share trading

CONFIDENTIAL

Illustrative market based value creation

Illustrative market based value creation in a cash / stock acquisition under current proposal ($mm, except per share data)


Braves
Royals
Operating synergies
Tax efficiencies
$110,276
$39,028
$5,191
$19,965
% ownership:
19.5%
80.5%
$134,530
$26,289
$108,241
% value creation
(18.5%)
(1.8%)
$16,056
$150,585
$29,426
$121,159
% value creation
(26.6%)
9.9%
Implied 2016E FV / EBITDA multiple:
12.8x
13.2x
13.0x
13.0x
Braves standalone implied equity value ($7,190mm EBITDA)
Royals standalone[1] implied equity value ($5,933mm EBITDA)
Synergies[2] ($400mm pre-tax)
Cash paid to Royals shareholders
Pro forma implied equity value ($13,523mm EBITDA)[2]
Tax efficiencies[5]
Pro forma implied equity value with tax efficiencies
Value per Royals Share[3]
-
$47.17
$2.23[3]
$24.13[4]
$31.77[4]
$35.52[4]
Total value to Royals shareholders
$55.90
$59.69

Note: This analysis is merely illustrative of the impact of hypothetical trading at assumed multiples and should not be interpreted as a stock price prediction by J.P. Morgan

Source: Royals management projections; Royals management; Braves financial estimates; broker estimates; FactSet

Note: GBP/USD exchange rate of 1.2250 as of 10/20/16; [1] Implied equity value as of 10/20/16 represents the 58% currently not owned by Braves; [2] Braves' estimated synergies of $400mm of run-rate synergies; capitalized at a blended multiple of 13.0x; [3] Pro forma diluted shares outstanding of 2,329mm; [4] Royals diluted shares outstanding of 1,431mm as of 9/30/2016; [5] Assumes tax efficiencies are achieved through incremental intercompany debt at 6.5% interest on 6.5x leverage and at a 35.0% tax rate, as well as dividend withholding savings and benefits

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COMBINATION ANALYSIS

Hypothetical illustrative analysis only – no prediction as to future share trading

CONFIDENTIAL

Market based value creation sensitivities

Illustrative value creation with various assumed operational synergies[2] and no tax efficiencies

Braves

	Premium (holding cash consideration constant)	17%	20%	25%	30%	50%
		Price per share				
Synergies[1] Pre-tax	NPV Post-tax	$55.33	$56.60	$58.96	$61.32	$70.76
$300	$3,893	(2.8%)	(3.6%)	(5.0%)	(6.3%)	(11.4%)
$400	$5,191	(1.8%)	(2.6%)	(4.0%)	(5.4%)	(10.5%)
$500	$6,488	(0.9%)	(1.7%)	(3.1%)	(4.5%)	(9.6%)

Royals

	Premium (holding cash consideration constant)	17%	20%	25%	30%	50%
		Price per share				
Synergies[1] Pre-tax	NPV Post-tax	$55.33	$56.60	$58.96	$61.32	$70.76
$300	$3,893	17.9%	20.0%	24.0%	27.8%	42.1%
$400	$5,191	18.5%	20.7%	24.7%	28.5%	42.9%
$500	$6,488	19.2%	21.4%	25.4%	29.3%	43.8%

Illustrative value creation with assumed $400mm operational synergies[3] and $550mm+ of tax efficiencies[4]

Braves

	Premium (holding cash consideration constant)	17%	20%	25%	30%	50%
		Price per share				
Illustrative % potential of tax efficiencies	NPV Post-tax	$55.33	$56.60	$58.96	$61.32	$70.76
0%	$0	(1.8%)	(2.6%)	(4.0%)	(5.4%)	(10.5%)
50%	$8,028	4.0%	3.2%	1.7%	0.3%	(5.1%)
100%	$16,056	9.9%	9.0%	7.4%	5.9%	0.2%

Royals

	Premium (holding cash consideration constant)	17%	20%	25%	30%	50%
		Price per share				
Illustrative % potential of tax efficiencies	NPV Post-tax	$55.33	$56.60	$58.96	$61.32	$70.76
0%	$0	18.5%	20.7%	24.7%	28.5%	42.9%
50%	$8,028	22.5%	24.9%	29.1%	33.2%	48.4%
100%	$16,056	26.6%	29.0%	33.5%	37.8%	53.9%

Source: Royals management projections; Royals management; Braves financial estimates; Equity analyst consensus; FactSet

[1] Represents pre-tax operational run-rate synergies; [2] Assumes synergies are phased in over 2 years, net of costs to achieve; present value calculated assuming a 6.5% discount rate; [3] Assumes synergies of $400mm per Braves proposal phased in over 2 years, net of costs to achieve; present value calculated assuming a blended multiple of 13.0x; [4] Assumes tax efficiencies are achieved through incremental intercompany debt at 6.5% interest on 6.5x leverage and 35.0% tax rate, as well as dividend withholding savings and benefits

COMBINATION ANALYSIS

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J.P.Morgan

Hypothetical illustrative analysis only – no prediction as to future share trading

CONFIDENTIAL

Illustrative intrinsic value creation under the current proposal

Illustrative intrinsic value creation in a cash / stock acquisition under current proposal ($mm, except per share data)


Braves
Royals
Operating synergies
Tax efficiencies
$108,546
$44,477
$4,242
$19,965
$137,300
$26,830
$110,470
% ownership:
19.5%
80.5%
% value creation
5.2%
1.8%
$16,056
$153,355
$29,967
$123,388
% value creation
12.3%
13.7%
Braves standalone implied equity value[1]
Royals standalone[2] implied equity value
Synergies[3] ($400mm pre-tax) ($266mm after-tax)
Cash paid to Royals shareholders
Pro forma implied equity value
Tax efficiencies[6]
Pro forma implied equity value with tax efficiencies

Value per Royals Share[3]	-	$53.75	$1.82[4]	$24.13[5]	$32.43[5]		$36.22[5]

Total value to Royals shareholders: $56.56 ($24.13 + $32.43); $60.35 ($24.13 + $36.22)

Note: This analysis is merely illustrative of the impact of hypothetical trading at assumed multiples and should not be interpreted as a stock price prediction by J.P. Morgan
Source: Royals management projections; Royals management; Braves financial estimates; broker estimates; FactSet
Note: Assumes intrinsic standalone implied equity value is the mid-point of the DCF range; GBP/USD exchange rate of 1.2548 as of 11/04/16; [1] Reflects a WACC range of 7.0%-8.0% and a terminal growth rate of 0.0%-1.0%; [2] Implied equity value represents 58% currently not owned by Braves; Reflects a WACC range of 6.0%-7.0% and a terminal growth rate range of 0.0%-1.0%; [3] Estimates assume synergies of $400mm per Braves proposal are phased in over 2 years, net of costs to achieve; present value calculated assuming 6.5% discount and long-term growth rate of 0.5%; [4] Pro forma diluted shares outstanding of 2,329mm; [5] Royals diluted shares outstanding of 1,431mm as of 9/30/2016; [6] Assumes tax efficiencies are achieved through incremental intercompany debt at 6.5% interest on 6.5x leverage and 35.0% tax rate, as well as dividend withholding savings and benefits;

COMBINATION ANALYSIS

25

J.P.Morgan

Hypothetical illustrative analysis only – no prediction as to future share trading

CONFIDENTIAL

Intrinsic value creation sensitivities

Illustrative value creation with various assumed operational synergies[2] and no tax efficiencies

Braves

	Pre-tax		Post-tax	17% $55.33	20% $56.60	25% $58.96	30% $61.32	50% $70.76
				Premium (holding cash consideration constant) / Price per share				
Synergies[1]	$300	NPV	$3,182	1.0%	0.2%	(1.3%)	(2.7%)	(7.9%)
Synergies[1]	$400	NPV	$4,242	1.8%	1.0%	(0.5%)	(1.9%)	(7.2%)
Synergies[1]	$500	NPV	$5,303	2.6%	1.7%	0.3%	(1.1%)	(6.5%)

Royals

	Pre-tax		Post-tax	17% $55.33	20% $56.60	25% $58.96	30% $61.32	50% $70.76
				Premium (holding cash consideration constant) / Price per share				
Synergies[1]	$300	NPV	$3,182	4.7%	6.7%	10.2%	13.7%	26.5%
Synergies[1]	$400	NPV	$4,242	5.2%	7.2%	10.7%	14.2%	27.1%
Synergies[1]	$500	NPV	$5,303	5.7%	7.7%	11.2%	14.7%	27.7%

Illustrative value creation with assumed $400mm operational synergies[3] and $550mm+ of tax efficiencies[4]

Braves

			Post-tax	17% $55.33	20% $56.60	25% $58.96	30% $61.32	50% $70.76
				Premium (holding cash consideration constant) / Price per share				
Illustrative % potential of tax efficiencies	0%	NPV	$0	1.8%	1.0%	(0.5%)	(1.9%)	(7.2%)
Illustrative % potential of tax efficiencies	50%	NPV	$8,028	7.7%	6.9%	5.3%	3.8%	(1.8%)
Illustrative % potential of tax efficiencies	100%	NPV	$16,056	13.7%	12.8%	11.1%	9.6%	3.7%

Royals

			Post-tax	17% $55.33	20% $56.60	25% $58.96	30% $61.32	50% $70.76
				Premium (holding cash consideration constant) / Price per share				
Illustrative % potential of tax efficiencies	0%	NPV	$0	5.2%	7.2%	10.7%	14.2%	27.1%
Illustrative % potential of tax efficiencies	50%	NPV	$8,028	8.7%	10.8%	14.6%	18.2%	31.9%
Illustrative % potential of tax efficiencies	100%	NPV	$16,056	12.3%	14.5%	18.4%	22.3%	36.7%

Source: Royals management projections; Royals management; Braves financial estimates; Equity analyst consensus; FactSet

[1] Represents post-tax operational run-rate synergies; [2] Assumes synergies are phased in over 2 years, net of costs to achieve; present value calculated assuming a 6.5% discount rate; [3] Assumes synergies of $400mm per Braves proposal are phased in over 2 years, net of costs to achieve; present value calculated assuming a 6.5% discount and a long-term growth rate of 0.5%; [4] Assumes tax efficiencies are achieved through incremental intercompany debt at 6.5% interest on 6.5x leverage and 35.0% tax rate, as well as dividend withholding savings and benefits

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COMBINATION ANALYSIS

Hypothetical illustrative analysis only – no prediction as to future share trading
CONFIDENTIAL

Braves debt capacity considerations

($mm, except per share amounts)

	10/20 proposal at current Braves price and FX	Max leverage at BBB+ / Baa2 assuming same equity consideration as 10/20 proposal
Illustrative transaction date: 12/31/16	**$19bn of acquisition debt**	**$24bn of acquisition debt**
Illustrative offer price	$55.33[1]	$61.32[2]
Implied premium to unaffected price	17%	30%
Cash / stock mix ($)	$24.13 / $31.20	$30.12 / $31.20
Cash / stock mix (%)	44% / 56%	49% / 51%
Royals pro forma ownership[3]	20%	20%
Shares issued as % of Braves DSO[3]	24%	24%
Combined standalone debt	$35,856	$35,856
Incremental acquisition debt	18,965	23,919
Total pro forma debt	$54,821	$59,774
Expected rating	BBB+ / Baa2	BBB+ / Baa2

Moody's PF leverage (Debt / EBITDA)


4.1x
3.5x
3.0x
PF2016E
2017E
2018E


4.5x
3.8x
3.4x
PF2016E
2017E
2018E

	$19bn: 2017E	$19bn: 2018E	$24bn: 2017E	$24bn: 2018E
Cash EPS acc / (dil) with operating synergies	0.6%	3.7%	(0.6%)	2.6%
Cash EPS acc / (dil) with operating synergies and tax efficiencies[4]	*4.9%*	*8.8%*	*3.8%*	*7.8%*

Note: Assumes synergies of $400mm per Braves proposal are phased in over 2 years, net of costs to achieve; [1] Implied offer price per share calculated as Braves closing price of £45.20 as of 11/04/16 at a GBP/USD exchange rate of 1.2548 as of 11/04/16 assuming an equity exchange ratio of 0.5502x plus cash consideration of $24.13; [2] Implied offer price per share calculated as Braves closing price of £45.20 as of 11/04/16 at a GBP/USD exchange rate of 1.2548 assuming an equity exchange ratio of 0.5502x plus cash consideration of $31.12; [3] 827mm of Royals diluted shares outstanding as of 9/30/16 and currently not owned by Braves at an exchange ratio of 0.5502x; [4] Assumes a 35.0% tax rate in the U.S.; intercompany debt assumes a 6.5% interest rate on 6.5x maximum leverage; third party debt assumes a 3.0% interest rate; assumes a constant Royals dividend payout of 80% of net income; present value calculated assuming a 5.0% discount rate; domestic / foreign mix assumes 100% of revenues are booked in the U.S.

COMBINATION ANALYSIS
27
J.P.Morgan

Hypothetical illustrative analysis only – no prediction as to future share trading

CONFIDENTIAL

Price sensitivity analysis based on incremental cash consideration up to maximum leverage capacity under a BBB+/Baa2 rating with stock consideration thereafter

Price increases based on incremental cash consideration (stock held constant at current amount)

Max leverage capacity at BBB+ / Baa2

Reflects incremental stock above 30% scenario

Premium to unaffected [1]		***17.3%***	***20.0%***	***25.0%***	***30.0%***	***50.0%***
Price per share		$55.33	$56.60	$58.96	$61.32	$70.76
Cash component [2]		$24.13	$25.40	$27.76	$30.12	$30.12
Stock component [2]		$31.20	$31.20	$31.20	$31.20	$40.64
% cash / stock split [2]		*44% / 56%*	*45% / 55%*	*47% / 53%*	*49% / 51%*	*43% / 57%*
Implied Royals % of PF ownership		*19.5%*	*19.5%*	*19.5%*	*19.5%*	*24.0%*
Implied equity purchase price	*57.8%*	45,783	46,834	48,785	50,737	58,542
Implied transaction value [3]		$56,774	$57,825	$59,776	$61,728	$69,533
Acqusition debt financing		$18,965	$20,016	$21,967	$23,919	$23,919
Moody's adjusted leverage		4.2x	4.3x	4.4x	4.6x	4.6x
FV / EBITDA	**EBITDA**					
FY 2016E EBITDA	$5,933	15.2x	15.5x	16.1x	16.6x	18.9x
Adjusted FY 2016E EBITDA [4]	$6,047	14.9x	15.2x	15.8x	16.3x	18.6x
FY 2017E EBITDA	$6,313	14.3x	14.6x	15.1x	15.6x	17.8x
Cash acc/dil w/ operating synergies [5]						
FY 2017E EPS		*0.6%*	*0.3%*	*(0.2%)*	*(0.6%)*	*(6.2%)*
FY 2018E EPS		*3.7%*	*3.4%*	*3.0%*	*2.6%*	*(3.2%)*
Cash acc/dil w/ operating synergies and tax efficiencies [6]						
FY 2017E EPS		*4.9%*	*4.8%*	*4.5%*	*3.8%*	*(2.0%)*
FY 2018E EPS		*8.8%*	*8.7%*	*8.5%*	*7.8%*	*1.8%*

Source: Royals management projections; Royals management; Royals filings, broker estimates, FactSet as of 11/04/16; Note: Assumes GBP / USD exchange rate of 1.2548 as of 11/04/16

[1] Unaffected closing price of $47.17 as of 10/20/16; [2] Assuming stock component is held constant and cash component is varied except for the 50% scenario where the cash component is held constant at the 30% level and the stock component is increased; [3] Assumes net debt of $10,991mm as of 09/30/16; [4] Includes adjustments for run-rate Lorillard synergies in the amount of $113mm, per Royals management guidance; [5] Assumes synergies of $400mm per Braves proposal are phased in over 2 years, net of costs to achieve; [6] Assumes a 35.0% tax rate in the U.S. and a 20.0% tax rate in the U.K.; intercompany debt assumes a 6.5% interest rate on 6.5x maximum leverage; third party debt assumes a 3.0% interest rate; assumes a constant Royals dividend payout of 80% of net income; assumes a benefit from foregone dividend withholding tax; present value calculated assuming a 5.0% discount rate; domestic / foreign mix assumes 100% of revenues are booked in the U.S.

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Hypothetical illustrative analysis only – no prediction as to future share trading

CONFIDENTIAL

Price sensitivity analysis based on incremental equity consideration

Price increases based on incremental equity consideration (cash held constant at current amount)

Premium to unaffected[1]		***17.3%***	***20.0%***	***25.0%***	***30.0%***	***50.0%***
Price per share		$55.33	$56.60	$58.96	$61.32	$70.76
Cash component[2]		$24.13	$24.13	$24.13	$24.13	$24.13
Stock component[2]		$31.20	$32.47	$34.83	$37.19	$46.63
% cash / stock split[2]		*44% / 56%*	*43% / 57%*	*41% / 59%*	*39% / 61%*	*34% / 66%*
Implied Royals % of PF ownership		*19.5%*	*20.2%*	*21.3%*	*22.4%*	*26.6%*
Implied equity purchase price	*57.8%*	$45,783	$46,834	$48,785	$50,737	$58,542
Implied transaction value		$56,774	$57,825	$59,776	$61,728	$69,533
Acqusition debt financing		$18,965	$18,965	$18,965	$18,965	$18,965
Moody's adjusted leverage		4.2x	4.2x	4.2x	4.2x	4.2x
FV / EBITDA	**EBITDA**					
FY 2016E EBITDA	$5,933	15.2x	15.5x	16.1x	16.6x	18.9x
Adjusted FY 2016E EBITDA[3]	$6,047	14.9x	15.2x	15.8x	16.3x	18.6x
FY 2017E EBITDA	$6,313	14.3x	14.6x	15.1x	15.6x	17.8x
Cash acc/dil with operating synergies[4]						
FY 2017E EPS		*0.6%*	*(0.2%)*	*(1.7%)*	*(3.1%)*	*(8.3%)*
FY 2018E EPS		*3.7%*	*2.9%*	*1.4%*	*(0.1%)*	*(5.4%)*
Cash acc/dil with operating synergies and tax efficiencies[5]						
FY 2017E EPS		*4.9%*	*4.0%*	*2.5%*	*1.1%*	*(4.4%)*
FY 2018E EPS		*8.8%*	*8.0%*	*6.4%*	*4.9%*	*(0.7%)*

Source: Royals management; Royals filings, equity research, FactSet as of 11/01/16; Note: Assumes GBP / USD exchange rate of 1.2548 as of 11/04/16

[1] Unaffected closing price of $47.17 as of 10/20/16; [2] Assuming cash component is held constant and stock component is varied; [3] Includes adjustments for run-rate Lorillard synergies in the amount of $155mm for LTM Sep-16 and $113mm FY2016E, per Royals management guidance; [4] Assumes synergies of $400mm per Braves proposal are phased in over 2 years, net of costs to achieve; [5] Assumes a 35.0% tax rate in the U.S. intercompany debt; Assumes a 6.5% interest rate on 6.5x maximum leverage; third party debt assumes a 3.0% interest rate; assumes a constant Royals dividend payout of 80% of net income; present value calculated assuming a 5.0% discount rate; domestic / foreign mix assumes 100% of revenues are booked in the U.S.

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CONFIDENTIAL

Agenda

	Page
Review of Braves current proposal	1
Royals implied valuation analysis	7
Braves implied valuation analysis	15
Combination analysis	19
Illustrative Braves financing considerations	**30**
Strategic alternatives and other deal considerations	33
Appendix	35

BOARD DISCUSSION MATERIALS

J.P.Morgan

CONFIDENTIAL

Financing considerations for the cash portion of Braves' October 20th offer

ILLUSTRATIVE BRAVES FINANCING CONSIDERATIONS

Financing overview	▪ Under the current offer, Braves will need to source $19bn in incremental debt financing to finance the cash portion of Braves' current offer (assuming $1bn of balance sheet cash is used) ▪ We believe Braves has additional debt capacity under their pro forma rating of BBB+/Baa2 to raise in total up to $24bn of incremental debt ▪ To fund any debt portion of the consideration, Braves will likely tap the U.S. and European bond markets for the majority of financing need; with the remainder coming from the term loan market

Source markets and estimated capacity	▪ Braves is estimated to have access to ~$18-20bn of global bond market capacity assuming current market conditions and BBB+/Baa2 ratings
	  ▪ Braves will rely on the U.S. bond market for deepest capacity, estimated as ~$12-13bn
	  ▪ European bond markets (largely through combination of EUR and GBP issuances) expected to provide ~$6-7bn of capacity
	▪ The remaining need (~$1-4bn) can be addressed through the term loan market

Debt tranching / structuring considerations	▪ Pro forma for the transaction, Braves will have over ~$14bn of bonds maturing over the next 5 years and ~$3bn annually on average (not inclusive of any newly issued debt), providing significant deleveraging flexibility going forward ▪ As such, Braves will likely look to issue debt across the full maturity spectrum (including long-dated tenors) in order to manage their near-term debt load and optimize market capacity / execution ▪ Braves has the ability to supplement bond financing with term loan borrowings, which provides further deleveraging flexibility as cash flow is generated ▪ From a cost of financing perspective, it is likely that Braves will benefit from a marginally lower cost of borrowing than Royals despite relatively similar ratings on pro forma basis. Over time, this differential is expected to further improve as Braves delevers and integrates the acquisition

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CONFIDENTIAL

Flowback, or the likelihood that Royals shareholders sell their shares of Braves, may factor into what percentage of the merger consideration Braves may issue as ADRs

ILLUSTRATIVE BRAVES FINANCING CONSIDERATIONS

- Given large percentage of Braves outstanding equity being issued in the deal, flowback will be a consideration
- If the sell-down causes a dislocation in Braves' share price, it would decrease the near term value of the total consideration received by Royals shareholders
- Impact of flowback can be mitigated by overlap in shareholder bases, U.S. and U.K. re-weightings, and positive shareholder perception of the combination

Current proposal

	100% common stock
Cash shortfall	$26
Rights issue amount	$0
Common stock issued	**$26**
Estimated gross outflows	**~$11 - 19bn**
Estimated demand from index re-weighting	~$5 - 7bn
Estimated net outflow	**~$7 - 13bn**
% of Pre-deal O/S[1]	6% -11%
% of Post-deal O/S[1]	4% -8%

Source: Thomson, FactSet, and most recent filings as of 08/26/16; [1] Represents net flowback as a percentage of pre- / post- deal O/S

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I L L U S T R A T I V E B R A V E S F I N A N C I N G C O N S I D E R A T I O N S
C O N F I D E N T I A L
Braves could consider issuing stock to the market for cash to further increase the cash component of its offer and reduce flowback
Braves could consider issuing stock to the market to raise cash proceeds in order to be able to increase the cash component of its offer to Royals and reduce flowback
Potential alternatives for issuing stock could include:
Cash placing up to 5% of market capitalization or vendor placing up to 10% of market capitalization
– Under UK rules, Braves could offer up to 10% of its current market capitalization to investors on a non pre-emptive basis if the cash is used for an acquisition
A rights issue if it were considering issuing over 10% of Braves’ market capitalization
– Braves shareholders receive a tradeable right to acquire their pro-rata share of stock being offered at the offer price
– Depending on timing of execution, to the extent Braves uses a rights issue to raise cash for the merger consideration, the exchange ratio would need to be adjusted to reflect the lower ex-rights price
Investors in the UK are very familiar with these methods of stock issuance and UK companies have used them to finance M&A transactions previously
Greater than a third of precedent UK capital raisings are in excess of 30% of market cap and such offers are common but market conditions at the time will be key given sheer size
Source: Dealogic U.K. Main Market follow on transactions, Thomson, FactSet 32
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CONFIDENTIAL

Agenda

	Page
Review of Braves current proposal	1
Royals implied valuation analysis	7
Braves implied valuation analysis	15
Combination analysis	19
Illustrative Braves financing considerations	30
Strategic alternatives and other deal considerations	**33**
Appendix	35

BOARD DISCUSSION MATERIALS

J.P.Morgan

CONFIDENTIAL

STRATEGIC ALTERNATIVES AND OTHER DEAL CONSIDERATIONS

Potential strategic alternatives

Least disruptive → Most disruptive

Bolt-on acquisition	■ Limited number of targets available, especially those that offer new capabilities or access to new markets ■ Does not immediately create substantial value for shareholders
Partnership / JV	■ Limited number of partners that offer new products or distribution capabilities in a significant manner
Asset sale / separation	■ No business units of scale within the Royals portfolio is likely to unlock meaningful value as a standalone company or under new ownership ■ Potential dis-synergies
Leveraged recapitalization	■ Does not create long-term incremental value for shareholders ■ Does not enhance company's operational capabilities or competitiveness ■ Increases indebtedness and financial risk profile of the company
Transformational merger or sale of company	■ Limited universe of executable counterparties ■ Per Braves' October 20th proposal, Braves is not interested in selling its 42.2% ownership stake in Royals and would not support an alternative transaction

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CONFIDENTIAL

Illustrative discussion points regarding a potential transaction

Royals & Braves valuation	■ Discussion regarding each company's standalone value as reflected in the current market
Exchange ratio	■ Braves' offered exchange ratio captures the lowest relative valuation for Royals in over a year and does not reflect normalized relative valuations
Synergies	■ Incremental value from potential synergies likely higher than what Braves has articulated
Consideration mix	■ Optimize mix of cash and stock consideration to maximize tax efficiencies and minimize financing costs
Consideration election	■ Provide Royals shareholders the ability to elect cash versus stock consideration (subject to proration)
Downside protection	■ Possibility of a collar on Braves' stock price between announcement and closing to provide downside protection to Royals shareholders
Governance	■ Royals representation on the combined company Board given Royals' significant ownership in the pro forma company
Break fee	■ Reverse break fee to be paid by Braves if their shareholders do not vote in favor of the acquisition of Royals
Dividend record dates	■ Payment of respective dividends up to closing of any transaction
Tax treatment to Royals shareholders	■ Structuring considerations which may allow Royals shareholders to defer taxes on capital gains for the portion of consideration received in Braves stock

STRATEGIC ALTERNATIVES AND OTHER DEAL CONSIDERATIONS

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Agenda

	Page
Review of Braves current proposal	1
Royals implied valuation analysis	7
Braves implied valuation analysis	15
Combination analysis	19
Illustrative Braves financing considerations	30
Strategic alternatives and other deal considerations	33
Appendix	**35**

BOARD DISCUSSION MATERIALS

J.P.Morgan

CONFIDENTIAL

Braves and Royals – public market overview

Braves public market overview

(£mm / $mm, except per share data)		GBP	USD[1]
Closing price (11/04/16)		£45.20	$56.72
% 52-wk high		*89.6%*	*89.6%*
Shares outstanding		1,874.3	1,874.3
Market cap		**£84,717**	**$106,303**
+ Debt as of 09/15/16		£18,254	$22,906
- Cash as of 06/30/16		(1,943)	(2,438)
- Other adj. as of 06/30/16[2]		(34,631)	(43,455)
Implied firm value		**£66,397**	**$83,315**
FYE 12/31	2015A	2016E	2017E
Revenues	£13,104	£14,857	£16,758
% growth	*(6.2%)*	*13.4%*	*12.8%*
EBITDA	£5,355	£5,869	£6,674
% margin	*40.9%*	*39.5%*	*39.8%*
EPS	£2.30	£2.46	£2.83
% growth	*38.2%*	*7.0%*	*14.9%*
Implied valuation		2016E	2017E
FV / EBITDA		11.3x	9.9x
P/E		18.3x	16.0x
Credit metrics	Debt as of 09/15/16 (cash as of 06/30/16)		
Debt / 2016E EBITDA			3.1x
Net debt / 2016E EBITDA			2.8x
Credit ratings			A- / A3

Royals public market overview

($mm, except per share data)			USD[1]
Closing price (11/04/16)			$54.46
% 52-wk high			*98.8%*
Shares outstanding			1,430.9
Market cap			**$77,929**
+ Debt as of 09/30/16			$12,950
- Cash as of 09/30/16			(1,959)
- Other adj. as of 09/30/16			0
Implied firm value			**$88,920**
FYE 12/31	2015A	2016E	2017E
Revenues	$10,675	$12,479	$13,009
% growth	26.0%	*16.9%*	*4.3%*
EBITDA	$4,529	$5,933	$6,313
% margin	*42.4%*	*47.5%*	*48.5%*
EPS	$2.57	$2.31	$2.53
% growth	--	*(10.1%)*	*9.7%*
Implied valuation		2016E	2017E
FV / EBITDA		15.0x	14.1x
P/E		23.6x	21.5x
Credit metrics			As of 9/30/2016
Debt / 2016E EBITDA			2.2x
Net debt / 2016E EBITDA			1.9x
Credit ratings			BBB / Baa3

Source: FactSet, equity research and Royals filings. Market data as of 11/04/16
Note: Braves 2015A and 2016E financials adjusted for TDR acquisition
[1] GBP/USD exchange rate of 1.2548 as of 11/04/16
[2] Assumes Braves net other adjustment of £34,631mm, consisting of £2,371mm in current market value of minority interests and (£37,002mm) in associates current market value

APPENDIX

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A P P E N D I X
C O N F I D E N T I A L
P/E NTM over time – Tobacco peers
10-year P/E NTM evolution
Royals Braves Altria PMI SWMA IMB JT
Current 21.9x 16.4x 19.6x 19.5x 18.4x 13.7x 16.6x
10-year avg. 14.2x 14.5x 14.3x 15.5x1 15.9x 12.2x 17.8x
5-year avg. 16.6x 15.7x 16.3x 17.0x 16.8x 12.6x 15.5x
3-year avg. 18.3x 16.5x 17.8x 18.1x 17.0x 13.7x 16.2x
1-year avg. 20.3x 17.6x 19.9x 20.6x 17.9x 14.8x 17.9x
30x 25x 20x 15x 10x 5x
Nov-06 Dec-07 Jan-09 Mar-10 Apr-11 May-12 Jul-13 Aug-14 Sep-15 Nov-16
21.9x
19.6x
19.5x
18.4x
16.6x
16.4x
13.7x
Source: FactSet as of 11/04/16
1 Since PMI listing on 03/31/08

J.P.Morgan

A P P E N D I X
C O N F I D E N T I A L
FV/EBITDA NTM evolution vs. historical transaction multiples – Tobacco industry
FV/EBITDA NTM evolution vs. historical transaction multiples
20.0x Transaction Sector1 trading multiples at announcement
Average delta to sector trading multiples (precedents): 1.8x
15.8x 16.0x
14.8x
15.0x 14.1x 14.0x 13.8x
13.0x 13.0x
12.0x 11.7x
10.9x 11.4x 11.2x 11.3x 12.5x
10.0x 9.7x
8.8x
13.3x
11.2x 12.1x 11.7x
5.0x 10.6x 10.5x 10.4x 9.9x 9.6x 9.6x 9.9x 9.2x
8.9x
0.0x
JT/ Gallaher PMI/ Lakson Tobacco IMB/ Common-wealth Brands IMB/ Altadis Philip Morris USA/ John Middleton Braves/ TekelBraves/ Skand-inavisk PMI/ Rothmans Altria/ UST Braves/ Bentoel Braves/ Protabaco Royals/ Lorillard IMB/ Royals and Lorillard assets Braves/ Souza Cruz Braves/ TDR
15 Dec-06 19 Jan-07 08 Feb-07 18 Jul-07 01 Nov-07 22 Feb-08 28 Feb-08 31 Jul-08 08 Sep-0817 Jun-09 26 May-11 15 Jul-14 15 Jul-14 23 Feb-15 Jun-15 01
Source: Company information, Equity research, FactSet as of 11/04/16 Note: Implied transaction multiple based on LTM EBITDA
1 Sector index represents median valuation of tobacco peers in the week of the announcement; index includes Royals, Braves, Altria, PMI, SWMA, IMB and JT

J.P.Morgan

A P P E N D I X
C O N F I D E N T I A L
Tobacco peers – Operational benchmarking
Source: FactSet consensus as of 11/04/16
Net debt/ EBITDA Dec-16E EBITDA margin Dec-16E Dec-17E CAGR 2016E–18E Sales EBITDA EPS
Royals1 1.9x 47.5% 48.5% 4.5% 7.7% 9.8%
Braves2 2.8x 39.5% 39.8% 7.9% 9.4% 11.2%
2.1x 44.3% 45.5% 5.5% 8.6% 9.8%
Altria 1.0x 48.0% 49.5% 2.3% 5.3% 9.4%
JT 0.7x 33.4% 33.1% 2.9% 3.5% 4.7%
IMPERIAL BRANDS 3.2x 52.8% 52.2% 5.9% 4.4% 8.6%
SWEDISH MATCH 1.1x 29.8% 28.8% 3.0% 1.1% 6.1%
Average: 1.6x Average: 41.7% Average: 41.8% Average: 3.9% Average: 4.6% Average: 7.7%
Overall average 1.8x 42.2% 42.5% 4.6% 5.7% 8.5%
Overall median 1.9x 44.3% 45.5% 4.5% 5.3% 9.4%
1 Per management projections
2 EBITDA exclude income from associates in Royals and ITC 38
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A P P E N D I X
C O N F I D E N T I A L
Combined bond maturity profile for Braves and Royals
Combined bond maturity profile ($mm, USD equivalent) – 2017 and beyond
Total Royals Outstanding $ 12.96bn
Total Braves Outstanding $ 22.98bn
Total
$35.94bn
5,000 4,500 4,000 3,500 3,000 2,500 2,000 1,500 1,000 500 0
4,729 2,500
3,557
3,444 1,158
2,970 1,521
2,949 1,250 750
2,503 2,344 500 2,464 2,398 606 2,220 2,229
2,002 1,923
1,699 1,739 1,102
898
650
Royals Bonds Braves Bonds
2,923
2,250
607
845 750 673 650 673 250 550 450 455 357 250 173
2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2034 2035 2037 2040 2041 2042 2043 2044 2045 2050 2052 2055
Source: Bloomberg, all figures shown as USD equivalent; data and FX rates as of 9/29/16

J.P.Morgan

A P P E N D I X
Hypothetical illustrative analysis only – no prediction as to future share trading
C O N F I D E N T I A L
Implied relative value analysis
Braves shares per Royals share
Current Braves proposal: 0.5502x1
For reference only2:
52-week trading range 0.3043x 0.6785x
Equity analyst price targets 0.3142x 0.7019x
Trading multiples:
FV / 2017E EBITDA3 0.2001x 0.5158x
P/E 2017E 0.1882x 0.4854x
Discounted cash flow: 0.3150x 0.8123x
0.0000x 0.2000x 0.4000x 0.6000x 0.8000x 1.0000x
Source: Royals management projections; Braves financial estimates; broker estimates; FactSet
Note: Market data as of 11/04/16; Exchange ratios based on high/low and low/high valuation range for each corresponding valuation methodology; GBP/USD exchange rate of 1.2548 as of 11/04/16
1 Exchange ratio as per Braves 10/20/16 proposal
2 Values as of 10/20/16 to represent unaffected share price
3 Based on 2017E EBITDA of £9,476mm, which is adjusted by £2,174mm and £628mm to reflect Braves’ proportionate ownership in Royals and ITC, respectively

J.P.Morgan

A P P E N D I X
Hypothetical illustrative analysis only – no prediction as to future share trading
C O N F I D E N T I A L
Contribution analysis
Contribution analysis ($mm, % represents equity ownership)
Gross contribution Equity contribution
Braves1 Royals Pro forma Braves Royals Braves Royals Ex. Ratio
Firm value metrics
2016E revenue $18,643 $12,479 $31,12260% 40% 68% 32% 0.614x
2017E revenue 21,029 13,009 34,038 62% 38% 70% 30% 0.565x
2016E EBITDA 7,365 5,933 13,298 55% 45% 64% 36% 0.742x
2017E EBITDA 8,374 6,313 14,688 57% 43% 65% 35% 0.694x
Equity value metrics
2016E net income 4,619 3,254 7,872 59% 41% 59% 41% 0.651x
2017E net income 5,308 3,576 8,884 60% 40% 60% 40% 0.622x
Current offer price: $56.502 Exchange ratio: 0.5502x Royals ownership: 19.5% Braves ownership: 80.5%
Source: Royals management projections; Braves financial estimates; FactSet as of 11/04/16 Note: GBP/USD of 1.2548
1 Braves’ firm value includes adjustment for 42% of Royals DCF equity value and 30% of ITC market equity value (£10,619mm) and minority interest market value of £2,476
2 Represents Braves October 20 proposal based on Braves’ share price of £48.03 at the exchange rate of 1.2250 as of 10/20/16

J.P.Morgan

CONFIDENTIAL

Royals / Braves – illustrative tax efficiencies – cash / stock acquisition

Tax efficiencies ($mm)

FYE 12/31	2017E	2018E	2019E	2020E	2021E	
5-year forward projections						
EBITDA	**$6,313**	**$6,877**	**$7,329**	**$8,026**	**$8,696**	
D&A	(132)	(141)	(139)	(146)	(148)	
Interest expense, net	($577)	($601)	($646)	($657)	($646)	
EBT	$5,604	$6,134	$6,544	$7,224	$7,902	
Tax at 35.0%	$1,961	$2,147	$2,290	$2,528	$2,766	
Benefit of intercompany debt at Royals						
EBITDA	**$5,933**	**$6,313**	**$6,877**	**$7,329**	**$8,026**	
Target debt / EBITDA	6.5x	6.5x	6.5x	6.5x	6.5x	
Maximum US debt capacity	$38,567	$41,036	$44,699	$47,638	$52,172	
Less: Standalone debt	$12,950	$12,450	$12,450	$11,781	$11,781	
Maximum US intercompany debt	**$25,617**	**$28,586**	**$32,249**	**$35,857**	**$40,391**	
Memo: Cash consideration	$19,965					
(+) Current year E&P	$0	$2,799	$3,026	$3,164	$3,472	
Memo: Maximum IC debt under new regulations	$19,965	$22,764	$25,790	$28,953	$32,426	
Total intercompany debt	**$19,965**	**$22,764**	**$25,790**	**$28,953**	**$32,426**	
Internal debt rate	6.5%	6.5%	6.5%	6.5%	6.5%	
Intercompany interest expense	$1,298	$1,480	$1,676	$1,882	$2,108	
Memo: Section 163 (j) limit	$2,967	$3,157	$3,438	$3,664	$4,013	
Intercompany interest expense (post 163(j))	$1,298	$1,480	$1,676	$1,882	$2,108	
Net increase in US interest expense	**$1,298**	**$1,480**	**$1,676**	**$1,882**	**$2,108**	
Incremental tax efficiencies at 35.0%	**$454**	**$518**	**$587**	**$659**	**$738**	Base tax efficiencies
Terminal value of tax efficiencies at 35.0%					$14,754	
PV of tax efficiencies (5% discount rate)	$443	$481	$519	$555	$12,438	
PV of tax efficiencies (2017 and after)	**$14,437**					
Dividend withholding tax efficiencies						
Royals dividend attributable to Braves	$1,186	$1,278	$1,381	$1,499	$1,634	
Incremental tax efficiencies at 5.0%	**$59**	**$64**	**$69**	**$75**	**$82**	Base tax efficiencies
Terminal value of tax efficiencies at 5.0%					$1,634	
PV of tax efficiencies (5% discount rate)	$58	$59	$61	$63	$1,377	
PV of tax efficiencies (2017 and after)	**$1,619**					
Benefit of new third party debt at Braves						
Principal amount of refinanced Royals debt	$12,450	$12,450	$11,781	$11,781	$11,781	
Interest on refinanced debt at 3.0%	$374	$374	$353	$353	$353	
Incremental tax efficiencies at 20.0%	**$75**	**$75**	**$71**	**$71**	**$71**	Optimized tax efficiencies
Terminal value of tax efficiencies at 20.0%					$1,414	
PV of tax efficiencies (5% discount rate)	$73	$69	$63	$60	$1,192	
PV of tax efficiencies (2017 and after)	**$1,456**					
Total incremental tax efficiencies	**$529**	**$593**	**$657**	**$729**	**$808**	
Total PV of tax efficiencies (2017 and after)	**$17,512**					

Note: Royals management projections; Royals management; assumes a 35.0% tax rate in the U.S. and a 20.0% tax rate in the U.K.; intercompany debt assumes a 6.5% interest rate on 6.5x maximum leverage; third party debt assumes a 3.0% interest rate; assumes a constant Royals dividend payout of 80% of net income; present value calculated assuming a 5.0% discount rate; domestic / foreign mix assumes 100% of revenues are booked in the U.S.

APPENDIX
42
J.P.Morgan

A P P E N D I X
C O N F I D E N T I A L
Royals discount rate analysis
Discount rate summary
Risk free rate1 1.8%
Equity risk premium 6.5% — 7.5%
Levered beta 0.55 — 0.95
Country risk premium 0.0% — 0.0%
Cost of equity 5.4% — 8.9%
Pre-tax cost of debt 3.3%
Post-tax cost of debt 2.1%
Debt/total cap target 15.0%
Calculated discount rate 4.9% — 7.9%
Selected range 6.0% — 7.0%
Capital structure benchmarks
Company Market cap ($bn) Debt / Total cap. Levered beta Barra Historical Relevered historical2
Philip Morris $148.6 16.8% 0.590 0.651 0.633
Altria $125.8 9.9% 0.522 0.535 0.556
Braves $106.3 17.7% 0.949 0.793 0.768
Japan Tobacco $67.7 8.4% 1.269 0.916 0.956
Imperial Brands $46.1 28.0% 0.770 0.631 0.555
SWMA $6.3 15.2% 0.670 0.538 0.526
Mean 16.0% 0.795 0.677 0.666
Median 16.0% 0.720 0.641 0.594
Royals $77.9 14.2% 0.570 0.528 0.532
Cost of equity vs. Debt/total cap target3
Cost of equity
Debt/total cap
5.4% 6.6% 7.7% 8.9%
10.0% 5.0% 6.1% 7.2% 8.2%
12.5% 5.0% 6.0% 7.0% 8.1%
15.0% 4.9% 5.9% 6.9% 7.9%
17.5% 4.8% 5.8%6.8% 7.7%
20.0% 4.7% 5.7% 6.6% 7.6%
Cost of equity vs. Pre-tax cost of debt3
Cost of equity
Pre-tax cost of debt
5.4% 6.6% 7.7% 8.9%
2.3% 4.8% 5.8% 6.8% 7.8%
2.8% 4.8% 5.8% 6.8% 7.9%
3.3% 4.9% 5.9% 6.9% 7.9%
3.8% 4.9% 5.9% 6.9% 7.9%
4.3% 5.0% 6.0% 7.0% 8.0%
Source: FactSet, Barra, J.P. Morgan estimates; Note: Market data as of 11/04/16
¹ U.S. 10-year treasury bond yield as of 10/14/16; ² Historic levered beta is implied based on unlevering beta for each respective company based on their current capital structure and relevering beta based on assumed debt/total cap target of 15.0%; ³ Assumes pre-tax cost of debt of 3.25%, debt/total cap target of 15.0% and tax rate of 36.0%

J.P.Morgan

A P P E N D I X
C O N F I D E N T I A L
Braves discount rate analysis
Discount rate summary
UK Risk free rate1 1.3%
UK Equity risk premium 7.2% — 7.2%
Levered beta 0.60 — 1.00
Country risk premium 1.6% — 1.6%
Cost of equity 7.2% — 10.1%
Pre-tax cost of debt 2.1%
Post-tax cost of debt 1.4%
Debt/total cap target 15.0%
Calculated discount rate 6.3% — 8.8%
Selected range 7.0% — 8.0%
Capital structure benchmarks
Market Debt / Levered beta Relevered
Company cap ($bn) Total cap. Barra Historical historical2
Philip Morris $148.6 16.8% 0.590 0.651 0.638
Altria $125.8 9.9% 0.522 0.535 0.561
Royals $77.9 14.2% 0.570 0.528 0.537
Japan Tobacco $67.7 8.4% 1.269 0.916 0.965
Imperial Brands $46.1 28.0% 0.770 0.631 0.560
SWMA $6.3 15.2% 0.670 0.538 0.530
Mean 15.5% 0.732 0.633 0.632
Median 14.7% 0.630 0.584 0.561
Braves $106.3 17.8% 0.949 0.793 0.774
Cost of equity vs. Debt/total cap target3
Cost of equity
Debt/total cap
7.2% 8.2% 9.1% 10.1%
5.0% 6.9% 7.8% 8.7% 9.7%
10.0% 6.6% 7.5% 8.4% 9.2%
15.0% 6.3% 7.2% 8.0% 8.8%
20.0% 6.1% 6.8% 7.6% 8.4%
25.0% 5.8% 6.5% 7.2% 7.9%
Cost of equity vs. Pre-tax cost of debt3
Cost of equity
Pre-tax cost of debt
7.2% 8.2% 9.1% 10.1%
1.1% 6.2% 7.1% 7.9% 8.7%
1.6% 6.3% 7.1% 7.9% 8.7%
2.1% 6.3% 7.2% 8.0% 8.8%
2.6% 6.4% 7.2% 8.0% 8.8%
3.1% 6.4% 7.3% 8.1% 8.9%
Source: FactSet, Barra, J.P. Morgan estimates; Note: Market data as of 11/04/16;
¹ Yield from British Government Securities as of 11/01/16, 10 year; ² Historic levered beta is implied based on unlevering beta for each respective company based on their current capital structure and relevering beta based on assumed debt/total cap target of 15.0%; ³ Assumes pre-tax cost of debt of 2.1%, debt/total cap target of 15.0% and tax rate of 30.5%

J.P.Morgan